Exhibit 10.3(d)

Forward Industries, Inc.

Attention: Michael Matte, CFO [mmatte@forwardindustries.com]

Re: Promissory Note

Sangita/Michael,

I am writing you to confirm our discussions and understanding regarding extending the maturity date of that certain $1.6 million promissory note issued by Forward Industries, Inc. (the “Company”) to Forward Industries (Asia-Pacific) Corporation to January 17, 2020. Please advise if you agree.

Sincerely yours,

/s/ Terence Wise

Terence Wise, Principal of Forward Industries (Asia-Pacific) Corporation

On Behalf of the Company, we agree:

By:   /s/ Michael Matte

Michael Matte, Chief Financial Officer of Forward Industries